                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, American Century
Target Maturities Trust, hereinafter called the "Trust", and certain trustees and officers of the Trust, do hereby constitute and appoint William M. Lyons,
David C. Tucker, Charles A. Etherington, David H. Reinmiller, Charles C.S. Park,
Janet A. Nash, Brian L. Brogan and Otis H. Cowan, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of
1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and
Exchange Commission thereunder, in connection with the registration under the
Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such trustees and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such
Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Trust has caused this Power to be executed by its duly authorized officers on this the 16th day of September, 2000.

                                                              AMERICAN CENTURY TARGET MATURITIES TRUST

                                                              By:  /*/ William M. Lyons
                                                                   William M. Lyons, President and
                                                                   Principal Executive Officer

                                              SIGNATURE AND TITLE

/*/ William M. Lyons                                                   /*/ Ronald J. Gilson
William M. Lyons                                                       Ronald J. Gilson
President, Trustee and Principal Executive Officer                     Trustee

/*/ Robert T. Jackson                                                  /*/ Myron S. Scholes
Robert T. Jackson                                                      Myron S. Scholes
Executive Vice President and                                           Trustee
Principal Financial Officer

/*/ Maryanne Roepke                                                    /*/ Kenneth E. Scott
Maryanne Roepke                                                        Kenneth E. Scott
Senior Vice President, Treasurer and                                   Trustee
Principal Accounting Officer

/*/ James E. Stowers III                                               /*/ Jeanne D. Wohlers
James E. Stowers, III                                                  Jeanne D. Wohlers
Trustee                                                                Trustee

                                                                       /*/ Albert A. Eisenstat
                                                                       Albert A. Eisenstat
Attest:                                                                Trustee

By:  /*/ Paul Carrigan Jr.
        Paul Carrigan Jr., Secretary